EXHIBIT 10.29

April 30, 2014

U-Vend Canada, Inc.
312 Grays Road PO Box 56013
Fiesta RPO, Stoney Creek, Ontario
Canada L8G-5C9

RE:  Amendment number 1 to the Exchange of Securities Agreement (the “Agreement”) effective January 7, 2014, by and between Internet Media Services, Inc. (“Internet Media”) and U-Vend, Canada, Inc. and the Security Holders of U-Vend Canada, Inc. (“U-Vend”).

Dear Mr. Neelin,

Reference is made to the above mentioned Agreement, specifically section 1.1 - Issuance of Securities and section 1.2 – Issuance of Additional Shares.  By signing below, you agree to the following modifications to the Agreement:

1.	Section 1.1 is replaced in its entirety with the following:

“Subject to the terms and conditions of this Agreement, Internet Media agrees to issue and exchange 700,000,000 fully paid and non-assessable unregistered shares of Internet Media’s $.001 par value common stock (the “Internet Media Shares”) for all 12,240,081 issued and outstanding no par value U-Vend Shares held by the U-Vend Security Holders.  All Internet Media Shares will be issued directly to the U-Vend Security Holders on the Closing Date, pursuant to the schedule set forth in Exhibit 1.1.  Reference to all Internet Media shares counts in this Agreement are subject to adjustment based on future stock splits.”

2.	Section 1.2 is replaced in its entirety with the following:

In the event that the gross revenue, as reported by Internet Media’s auditors pursuant to U.S. generally accepted accounting practices (“US GAAP”), realized by Internet Media during the calendar year 2014 (the “First Earnout Period”) exceeds $1,000,000, then Internet Media shall issue to Paul Neelin and Diane Hope and no other U-Vend securities holder, and allocated to them on an equal basis, an additional 452,285,000 shares of its common stock.  In addition, in the event that gross revenue as reported by Internet Media’s auditors, pursuant to U.S. GAAP, exceeds $2,000,000 during the calendar year 2015 (the “Second Earnout Period”), then Internet Media shall issue to Paul Neelin and Diane Hope and no other U-Vend securities holder, and allocated to them on an equal basis, an additional 452,285,000 shares of its common stock.

In the event Internet Media’s gross revenue equals not less than 80% nor more than 99% of the $1,000,000 and $2,000,000 gross revenue amounts described above, then Internet Media shall issue to Paul Neelin and Diane Hope and no other U-Vend securities holder, and allocated to them on an equal basis, additional shares of its common stock computed by determining the percentage of gross revenue realized relative to the target gross revenue of $1,000,000 and/or $2,000,000 for the First and Second Earnout Periods.  By way of example, if revenue during the First Earnout Period is $800,000 (80% of $1,000,000), then an additional 361,828,000 shares of Internet Media common stock shall be issued to Paul Neelin and Diane Hope and no other U-Vend securities holder, and allocated to them on an equal basis.

Any shares issued that are less than the full 452,285,000 shares that may be earned during the First Earnout Period shall be added to the 452,285,000 shares that may be issued during the Second Earnout Period so long as the shortfall in gross revenue during the First Earnout Period is added to the amount of gross revenue required during the Second Earnout Period.  By way of example, if gross revenue during the First Earnout Period is $1,200,000, then the gross revenue requirement during the Second Earnout Period shall be $1,800,000.

At the time Internet Media’s aggregated gross revenue, as defined in this section, generated in the First Earnout Period and the Second Earnout Period exceed $3,000,000, Paul Neelin and Diane Hope will have earned the additional shares referenced in this Section 1.2.

This Section 1.2, Issuance of Additional Shares, is conditional on Internet Media providing access to a minimum level of financing needed to achieve the listed revenue targets.  In the event that the gross revenue targets stated in this Section 1.2 are not obtained and a minimum level of financing was not provided to U-Vend by IMS during the respective earnout period, then at the end of each earnout period, U-Vend shall receive the additional shares specified in this section 1.2.

Reference to all Internet Media shares counts in this Agreement are subject to adjustment based on future stock splits.

All dollar amounts set forth in this Agreement are in U.S. dollars.”

The effective date of the above modifications to the Agreement shall be April 30, 2014.  The remaining terms and conditions of the Agreement are not modified and remain the same.

If you are in agreement with the above, please sign below.

Sincerely,

/s/ Raymond Meyers
Raymond Meyers
President
Internet Media Services, Inc.

Agreed and accepted:

/s/ Paul Neelin
Paul Neelin
Chief Executive Officer
U-Vend Canada, Inc.